EXHIBIT 10.1

                              TERMINATION AGREEMENT

                                                                 July 14, 1999

Mr. William D. Cappiello

Dear Bill:

         This letter will confirm our understanding concerning the termination of your employment with The Sports Authority, Inc. (the "Company").

         1. Your employment will terminate effective immediately, by mutual consent.

         2. Your last pay check shall be the one dated July 16, 1999. Thereafter, the Company will pay to you sixteen (16) bi-weekly severance payments (the first of which shall be dated July 30, 1999 and the last of which shall be dated February 18, 2000) equal to your current bi-weekly base salary, plus a final payment of $12,692.31 on March 3, 2000. In addition, the Company shall promptly pay your accrued vacation pay and shall promptly reimburse you for all reasonable business expenses incurred on the Company's behalf prior to the date hereof, and you shall promptly reimburse the Company for any payments made by it for your temporary living expenses in South Florida after June 1, 1999. All payments hereunder shall be subject to applicable withholding and deductions.

         3. The payments provided hereunder shall constitute the exclusive payments due you from, and the exclusive obligation of, the Company upon the termination of your employment. You shall not be required to mitigate the amount of any payment or benefit provided for in this agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for herein be reduced by any compensation earned by other employment or otherwise. The payments hereunder may not be transferred, assigned or encumbered in any manner, either voluntarily or involuntarily. In the event of your death, any payments then or thereafter due hereunder will be made to your estate.

         4. In consideration of the obligations of the Company hereunder, you agree that you shall not, for a period of one year from the date hereof, (a) directly or indirectly become an employee, director, consultant or advisor of, or otherwise affiliated with, any retailer of sporting goods, footwear or apparel with retail outlets in the United States (unless the classes of products sold by such retailer constitute less than 10% of the total sales by the Company and its licensees in the United States during the Company's 1998 fiscal year),
(b) directly or indirectly solicit or hire, or encourage the solicitation or


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hiring of, any person who was an employee of the Company at any time on or after the date of this agreement (unless more than six months shall have elapsed between the last day of such person's employment by the Company and the first date of such solicitation or hiring), (c) disparage the name, business reputation or business practices of the Company or any of its officers or directors, or interfere with the Company's existing or prospective business relationships, or (d) without the written consent of the Chief Executive Officer of the Company, disclose to any person other than as required by law or court order, any confidential information obtained by you while in the employ of the Company, provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by you) or any specific information or type of information generally not considered confidential by persons engaged in the same business as the Company, or information disclosed by the Company by any member of its Board of Directors or any other officer thereof to a third party without restrictions on the disclosure of such information.

         You acknowledge that these restrictions are reasonable and necessary to protect the Company's legitimate interests, that the Company would not have entered into this agreement in the absence of such restrictions, and that any violation of these restrictions will result in irreparable harm to the Company. You agree that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. You irrevocably and unconditionally (i) agree that any legal proceeding arising out of this paragraph may be brought in the United States District Court for the Southern District of Florida, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Broward County, Florida, (ii) consent to the non-exclusive jurisdiction of such court in any such proceeding, and (iii) waive any objection to the laying of venue of any such proceeding in any such court. You also irrevocably and unconditionally consent to the service of any process, pleadings, notices or other papers.

         5. You irrevocably and unconditionally release the Company, its predecessors, successors, and assigns, as well as past and present officers, directors, and employees, from any and all claims, liabilities, or promises outside of this agreement, known or unknown, arising out of or relating to your employment with the Company. You waive these claims on behalf of yourself and on behalf of your heirs, assigns, and anyone making a claim through you. The claims waived and discharged include, but are not limited to: (a) employment discrimination claims (including claims of sex discrimination and/or sexual harassment) and retaliation under Title VII of the Civil Rights Act of 1964; (b) age discrimination claims under the Age Discrimination in Employment Act; (c) State of Florida and County of Broward equal employment opportunity act claims;
(d) disputed wages, including claims for any back wages; (e) wrongful discharge and/or breach of contract claims; and (f) tort claims, including invasion of privacy, defamation, fraud, and infliction of emotional distress. You will not bring any legal action against the Company, its predecessors, successors and assigns, as well as past and present officers, directors, and employees for any claim waived and you represent and warrant that you have not filed any such claim to date.

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         6. You represent that you understand completely your right to review all aspects of this agreement with an attorney of your choice, have had the opportunity to consult with an attorney of your choice, have carefully read and fully understand all the provisions of this agreement and that you are freely, knowingly, and voluntarily entering into this agreement and the release contained herein.

         7. You acknowledge that you have been informed of the following rights available to you under Age Discrimination in Employment Act (ADEA):

         (a) You have the right to consult with an attorney before signing this Agreement;
         (b) You do not waive rights or claims under ADEA that might arise after the date this waiver is executed;
         (c) You have twenty-one (21) days from the date you receive this agreement to consider this agreement;
         (d) You have seven days after signing this agreement to revoke it.

         8. This agreement shall be governed by and interpreted under the laws of the State of Florida without giving effect to any conflict of laws provisions.

         9. This agreement sets forth the entire understanding with respect to the subject matter hereof and supersedes all prior agreements, written or oral or express or implied, between you and the Company as to such subject matter. This agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by you and the Company.

         10. If any provision of this agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this agreement.

         Please indicate your agreement by signing below and retain one copy for you records.

                                                     Sincerely,

                                                     THE SPORTS AUTHORITY, INC.

                                                     By:
                                                        ------------------------

Witness:                                    Agreed:

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Date:  ____________, 1999                   Date:  ____________, 1999

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